Exhibit 99.1

Entasis Therapeutics Reports Full Year 2018 Financial Results and Provides Business Update

On track to commence two Phase 3 clinical trials in 2019

WALTHAM, Mass., March 29, 2019 (GLOBE NEWSWIRE) -- Entasis Therapeutics Holdings Inc. (NASDAQ: ETTX), a clinical-stage biopharmaceutical company focused on the discovery and development of novel antibacterial products, announced  its full year 2018 financial results and provided a business update.

“In 2018, we made tremendous progress on a number of fronts which we believe have positioned the Company for continued advancement in 2019,” commented Manos Perros, President and Chief Executive Officer of Entasis Therapeutics. “We have a number of important near-term milestones we are working toward, including the imminent launch of our Phase 3 clinical trial of ETX2514SUL for infections caused by carbapenem-resistant Acinetobacter baumannii (A. baumannii).  We also plan to initiate the Phase 3 clinical trial of zoliflodacin for the treatment of Neisseria gonorrhoeae infections,  including drug-resistant strains, in collaboration with the Global Antibiotic Research and Development Partnership (GARDP) in mid-2019.  In addition, we are developing ETX0282CPDP for the treatment of complicated urinary tract infections caused by multidrug-resistant Enterobacteriaceae, with data from the Phase 1  clinical trial expected in mid-2019.”

Fourth Quarter and Recent Business Highlights

•     Based on feedback from the Company’s end-of-Phase-2 meeting with the U.S. Food and Drug Administration regarding the further clinical development of ETX2514SUL for the treatment of infections caused by carbapenem-resistant A. baumannii,  the Company is in the process of initiating the Phase 3 clinical trial for ETX2514SUL with data expected to be available in the second half of 2020.

•     Entasis entered into an agreement with bioMérieux and intends to incorporate BIOFIRE® FILMARRAY® Instruments and the BIOFIRE® FILMARRAY® Pneumonia Panel into its global Phase 3 clinical trial of ETX2514SUL for enrollment optimization. This panel allows for fast, accurate, and comprehensive syndromic testing for lower respiratory tract infections and enables identification of  33 targets,  including A. baumannii,  either directly from sputum or bronchoalveolar lavage samples.

•     Entasis and its collaborator GARDP intend to initiate a Phase 3 clinical trial of zoliflodacin for the treatment of uncomplicated gonorrhea in mid-2019 with data expected in 2021. The Phase 3 clinical trial will be funded and conducted by GARDP.

•     The Company completed its initial public offering in September 2018 resulting in net cash proceeds of approximately $65.6 million. The proceeds from this offering are being used to fund business operations and further development of Entasis’ novel pipeline of antibacterial candidates, including the Phase 3 clinical trial of ETX2514SUL, the Phase 3 clinical trial of zoliflodacin, the Phase 1 clinical trial of ETX0282CPDP and the advancement of other preclinical product candidates.

Full Year Financial Results

Entasis reported revenue of $5.0 million and grant income of $5.3 million for the year ended December 31, 2018, compared to no revenue and $1.4 million of grant income for the year ended December 31, 2017.  The revenue in 2018 was attributable to the upfront payment from Zai Lab (Shanghai) Co., Ltd.  following the licensing of commercial rights to ETX2514SUL in Asia-Pacific territories.

The Company reported a net loss of $33.0 million for the year ended December 31, 2018, compared to a net loss of $29.9 million for the year ended December 31, 2017. The increase in net loss was primarily related to increases in research and development and general and administrative expenses, partially offset by increases in other income.

Research and development expenses were $33.0 million for the year ended December 31, 2018,  compared to $25.7 million for the year ended December 31, 2017. The increase in research and development expenses was primarily attributable to preclinical, clinical and CMC development expenses related to the advancement of ETX2514SUL and the Company’s NBP and other preclinical programs.

General and administrative expenses were $10.2 million for the year ended December 31, 2018, compared to $5.6 million for the year ended December 31, 2017. The increase in general and administrative expenses was primarily attributable to increased legal and professional fees associated with the Company’s initial public offering, as well as expenses of being a public company.

Entasis ended the year with $85.1 million in cash, cash equivalents and short-term investments compared to $55.1 million as of December 31, 2017. The increase was attributable to the proceeds from the Company’s initial public offering in September 2018, partially offset by cash used in operating activities.  We believe that our existing cash,  cash equivalents and short-term investments  at December 31, 2018 will be adequate to satisfy our capital needs into the fourth quarter of 2020 based on our current operating plans, which includes top-line data read-out of the ETX2514SUL Phase 3 clinical trial.

About Entasis

Entasis is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel antibacterial products to treat serious infections caused by multidrug-resistant Gram-negative bacteria. Entasis’ targeted-design platform has produced a pipeline of product candidates, including ETX2514SUL (targeting A. baumannii infections), zoliflodacin (targeting Neisseria gonorrhoeae), and ETX0282CPDP (targeting Enterobacteriaceae infections). Entasis is also using its platform to develop a novel class of antibiotics, non-β-lactam inhibitors of the penicillin-binding proteins (NBPs) (targeting Gram-negative infections). For more information, visit www.entasistx.com.

Entasis Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate,"

"intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Entasis’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements regarding (i)  the progress, timing and results of Entasis’ clinical trials; (ii) design of the Phase 3 clinical trial of ETX2514SUL, including plans to incorporate BIOFIRE Instruments and Pneumonia Panels into this trial; (iii) GARDP’s role in the Phase 3 clinical trial of zoliflodacin; and (iv) use of proceeds from the initial public offering. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during non-clinical or clinical studies, clinical site activation rates or clinical trial enrollment rates that are lower than expected and changes in expected or existing competition, changes in the regulatory environment, failure of Entasis’ collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes.  Many of these factors are beyond Entasis’ control. These and other risks and uncertainties are described more fully in the Entasis’ filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Forward-looking statements contained in this announcement are made as of this date, and except as required by law, Entasis assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Company Contact

Kyle Dow

Entasis Therapeutics

(781) 810-0114

kyle.dow@entasistx.com

Investor Relations Contact

Lee Roth

The Ruth Group

646-536-7012

lroth@theruthgroup.com

Media Contact

Kirsten Thomas

The Ruth Group

(508) 280-6592

kthomas@theruthgroup.com

Tables Follow

Entasis Therapeutics Holdings Inc.

Condensed Consolidated Statements of Operations

Unaudited

(in thousands, except share and per share data)

	Year Ended December 31,
	2018	2017

Revenue	$5,000	$—
Operating expenses:
Research and development	33,046	25,745
General and administrative	10,161	5,599
Total operating expenses	43,207	31,344
Loss from operations	(38,207)	(31,344)
Other income:
Grant income	5,337	1,396
Interest income	390	25
Total other income	5,727	1,421
Loss before income taxes	(32,480)	(29,923)
Provision for income taxes	472	—
Net loss	(32,952)	(29,923)
Dividends declared	(9,142)	—
Net loss attributable to common stockholders—basic and diluted	$(42,094)	$(29,923)
Net loss per share attributable to common stockholders—basic and diluted	$(12.31)	$(13,795.76)
Weighted average common stock outstanding—basic and diluted	3,419,720	2,169

Entasis Therapeutics Holdings Inc.

Condensed Consolidated Balance Sheets

Unaudited

(in thousands)

	December 31,
	2018	2017

Cash, cash equivalents and investments	$85,092	$55,101
Other assets	4,182	3,693
Total assets	$89,274	$58,794

Total liabilities	$6,391	$9,871
Preferred stock	—	104,713
Total stockholders' equity (deficit)	82,883	(55,790)
Total liabilities, preferred stock and stockholders’ equity (deficit)	$89,274	$58,794